Ikona Gear International , Inc.

PROXY CARD

This Proxy is solicited on behalf of the Board of Directors.

          The undersigned hereby constitutes and appoints Laith I. Nosh or Joe Vosburgh (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Ikona Gear International, Inc. (the "Company") to be held at Ikona Gear's Coquitlam Headquarters, located at 100-1650 Brigantine Drive, Coquitlam, BC, Canada, on April 16, 2007 at 3:00 o'clock p.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

1.  Election of the Board of Directors: Nominees are Laith Nosh, Joe Vosburgh and J. Brendan Burns.

 O  FOR                 O  WITHHOLD AUTHORITY FOR ALL NOMINEES

 O  WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED BELOW

2.  Approval of the ratification of Dohan & Company, CPA’s, P.A. as the Company's independent registered public accounting firm for the fiscal year ended August 31, 2007

 O  FOR                 O  AGAINST

O  ABSTAIN

3.  Amendment of the company’s 2003 Equity Incentive Plan to increase the quantity of stock that may be issued pursuant to grants and awards under the Plan from an aggregate of 4,400,000 to 8,400,000 shares.

 O  FOR                 O  AGAINST

O  ABSTAIN

4.  Approval  of the redomestication of the Company under the laws of the State of Delaware.

 O  FOR                 O  AGAINST

O  ABSTAIN

5.   IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder.  If no direction is made this Proxy will be voted FOR the nominees named above and FOR the proposals set forth herein. Please mark, sign, date and return the Proxy promptly, using the enclosed envelope.

IMPORTANT — PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

SIGNATURE(S)	DATED

Please sign exactly as the name(s) appears on the stock certificate(s).  Joint owners should each sign.  Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

PLEASE NOTE - THE TOTAL AMOUNT OF  SHARES HELD IN THIS ACCOUNT IS THE LAST NUMBER LISTED ON THE TOP ROW OF THE ADDRESS LABEL ABOVE THE HOLDER NAME.

PLEASE SEND THIS PROXY CARD FOR PROXY TABULATION TO:

SIGNATURE STOCK TRANSFER, INC.

2301 OHIO DRIVE – SUITE  100

PLANO TX 75093

FOR FASTER RESULTS FAX THIS PROXY CARD TO SIGNATURE’S OFFICE DIRECTLY AT 972 612 4122.